                                                                    EXHIBIT 99.1


        SYMYX TECHNOLOGIES REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS;
                    ED F. GAMBRELL JOINS BOARD OF DIRECTORS

SANTA CLARA, CALIFORNIA, OCTOBER 23, 2003 - Symyx Technologies, Inc. (Nasdaq:
SMMX) today reported financial results for the third quarter ended September 30, 2003.

Revenue for the quarter was $14.5 million compared with $14.4 million for the same period in 2002. Revenue for the nine months ended September 30, 2003 was $44.3 million compared with $42.9 million for the same period in 2002. Third quarter 2003 revenue included $10.6 million in service revenues from Industry Collaborations, including revenue of $595,000 from Symyx Therapeutics, Inc., a related party. Product sales from Discovery Tools(R) were $1.0 million for the quarter and revenue from license fees and royalties was $2.9 million. During the third quarter, Symyx executed a five year $200-plus million alliance with ExxonMobil and completed a technology licensing agreement with Hella KG for use of a Symyx sensor in on-board automotive oil analysis.

Income from operations during the third quarter 2003 was $419,000, compared with $193,000 for the same period in 2002. Income from operations for the nine months ending September 30, 2003 was $1.5 million compared with $697,000 for the same period in 2002. Third quarter 2003 diluted earnings per share were $0.02, compared with $0.03 for the third quarter in 2002. Diluted earnings per share for the nine months ended September 30, 2003 were $0.06, compared with $0.07 for this period in 2002.

Research and development expenses were $10.4 million compared with $9.6 million in the third quarter 2002. Sales, general and administrative expenses were $3.5 million compared with $3.4 million in the third quarter 2002. Cost of products sold for the third quarter 2003 was $154,000 compared with $1.2 million in the third quarter of 2002, reflecting the products delivered during the respective periods.

Symyx ended the third quarter of 2003 with $132.7 million in cash, cash equivalents and available-for-sale securities compared to $118.0 million at December 31, 2002.

Symyx currently has one commercialized material, 12 development candidates and 13 emerging development candidates. Symyx's intellectual property portfolio has grown to include more than 125 issued patents and more than 430 patent applications on file worldwide, covering methodology, composition of matter, instrumentation and software.

NEW BOARD MEMBER

Mr. Ed F. Gambrell has joined Symyx as a member of the Board of Directors. Mr. Gambrell recently retired from the Dow Chemical Company, where he served as President of Dow's Market Facing Business units.

FINANCIAL OUTLOOK

Based on current expectations for fourth quarter Discovery Tools revenues, Symyx is revising 2003 guidance for revenues to $65-75 million and operating income to $4-6 million. Symyx is maintaining its forecast of $0.15-$0.20 in earnings per diluted share based on this guidance and



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a possible reduced effective income tax rate in the fourth quarter of 2003.
Symyx expects to generate positive cash flows from operating activities in 2003. Symyx expects 2004 revenue of $85-$100 million, including approximately $50 million in revenue currently under contract.

CONFERENCE CALL AND WEBCAST

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, senior vice president and chief financial officer, will host a conference call at 11:00 a.m. EDT, 8:00 a.m. PDT, today, Thursday, October 23, to discuss Symyx's business and financial results for the third quarter of 2003. A question and answer session will follow immediately. The dial-in number for domestic callers (including Canada) is 800-946-0722, and for international callers is 719-457-2647. A replay of the conference call will be available from 11:00 a.m. PDT on October 23 until 9:00 p.m. PDT November 6. To access the replay, the domestic dial-in number (including Canada) is 888-203-1112, and the international dial-in number is 719-457-0820, reservation number 677035. The replay will also be available at http://www.symyx.com. The conference call and replay are open to all interested parties.

Symyx develops and applies high-throughput experimentation to the discovery of innovative materials for the chemical, life science, electronics, consumer goods, and automotive industries. Symyx works with companies seeking to transform their search for better products and processes through research collaborations, Discovery Tools(R) sales, and license of materials, intellectual property, and software. Information about Symyx, including reports and other information filed by the Company with the Securities and Exchange Commission, is available at www.symyx.com.

Certain statements in this press release are forward-looking and involve risks and uncertainties. These may be identified by the use of forward-looking words or phrases such as "believe", "expect", "intend", "anticipate", "should", "planned", "forecast", "estimated", and "potential", among others. These forward-looking statements are based on Symyx's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Symyx notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Symyx's businesses include but are not limited to (1) market acceptance of Symyx's products and services; (2) uncertainties relating to the pace, quality or number of discoveries of new materials; (3) the dependence on collaborators to continue relationships and to successfully commercialize products; (4) uncertainties of patent protection and litigation; (5) future growth strategy; (6) general economic conditions in the United States and in major European and Asian markets; (7) exposure to risks associated with export sales and operations; (8) natural disasters, power failures and other disasters;
(9) and other factors that might be described from time to time in Symyx's filings with the Securities and Exchange Commission, including our Form 10-K annual report for fiscal year 2002 and Form 10-Q quarterly reports for the first two quarters of fiscal 2003.
                                       ##



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


FOR MORE INFORMATION:
---------------------
Jeryl L. Hilleman
Senior Vice President &
Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com





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




                            SYMYX TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                   SEPTEMBER 30,             SEPTEMBER 30,
                                                               --------------------      --------------------
                                                                 2003        2002          2003         2002
                                                               -------      -------      -------      -------
Revenues:
  Service revenues from collaborations and grants              $ 9,979      $ 8,579      $27,077      $26,670
  Service revenues - related party                                 595           --        1,030           --
  Product sales                                                    959        3,974        9,586       12,906
  License fees and royalties                                     2,936        1,888        6,632        3,362
                                                               -------      -------      -------      -------
     Total revenues                                             14,469       14,441       44,325       42,938

Operating expenses:
  Cost of products sold                                            154        1,209        2,032        2,648
  Research and development                                       9,816        9,617       28,909       29,478
  Research and development - related party                         595           --        1,030           --
  Sales, general and administrative                              3,485        3,422       10,856       10,115
                                                               -------      -------      -------      -------
     Total operating expenses                                   14,050       14,248       42,827       42,241
                                                               -------      -------      -------      -------

Income from operations                                             419          193        1,498          697

Interest income (expense), net                                     439          705        1,506        2,595
                                                               -------      -------      -------      -------

Income before income tax expense                                   858          898        3,004        3,292

Income tax expense                                                 206           54        1,021        1,155
                                                               -------      -------      -------      -------

Net income                                                     $   652      $   844      $ 1,983      $ 2,137
                                                               =======      =======      =======      =======

Basic net income per share                                     $  0.02      $  0.03      $  0.06      $  0.07
                                                               =======      =======      =======      =======

Shares used in computing basic net income per share             31,303       30,766       31,082       30,583
                                                               =======      =======      =======      =======

Diluted net income per share                                   $  0.02      $  0.03      $  0.06      $  0.07
                                                               =======      =======      =======      =======

Shares used in computing diluted net income per share           33,065       31,441       32,264       31,684
                                                               =======      =======      =======      =======


                SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (In thousands)


                                                        SEPTEMBER 30,  DECEMBER 31,
                                                           2003           2002
                                                        -------------  ------------
                                                        (Unaudited)      (Note)
Cash, cash equivalents and available-for-sale
 securities                                               $132,657      $118,020

Working capital                                            125,236       117,904

Property and equipment, net                                 25,114        24,196

Total assets                                               167,988       157,368

Current liabilities                                         14,626        11,885

Stockholders' equity                                       153,362       145,483


NOTE: The balance sheet information at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.



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